UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, Maxar Technologies Inc. (the “Company”) announced that Daniel L. Jablonsky was appointed to the position of President and Chief Executive Officer of the Company and to the Board of Directors of the Company, in each case, effective as of January 13, 2019.  Since 2017, Mr. Jablonsky, age 49, has served as President of DigitalGlobe, which was acquired by the Company in October 2017.  Mr. Jablonsky joined DigitalGlobe in March 2012 and served as DigitalGlobe’s Senior Vice President, General Counsel and Corporate Secretary from 2012 to 2017, and also served as DigitalGlobe’s General Manager, International Defense & Intelligence from 2015 to 2017. Prior to joining DigitalGlobe, from 2011 to March 2012, Mr. Jablonsky was a shareholder at the law firm of Brownstein Hyatt Farber Schreck, LLP, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co-General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. Mr. Jablonsky previously was in-house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a B.S. in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

There are no arrangements or understandings between Mr. Jablonsky and any other persons pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Jablonsky. Mr. Jablonsky has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 14, 2019, the Company also announced that Mr. Howard L. Lance resigned from his position as President and Chief Executive Officer of the Company and resigned from the Board of Directors of the Company, in each case, effective as of January 13, 2019.  Mr. Lance’s resignation from the Company will be treated as a termination without “cause” for purposes of his employment letter with the Company dated April 13, 2016 (the “employment letter”) and all other compensation plans and arrangements of the Company.  Per the employment letter, upon Mr. Lance’s termination of employment without “cause,” among other benefits, subject to his execution and non-revocation of a release of claims against the Company, he is entitled to receive severance pay at a rate equal to his current base salary for a period of 36 months and to receive his 2018 bonus (if any), earned based on actual performance, at the time 2018 bonuses are paid to actively employed executive officers. In addition, the outstanding equity awards (including awards under the Company’s Share Ownership Plan) held by Mr. Lance will continue to vest for the 36 month period following his termination, and will remain exercisable through their applicable dates of maturity. In addition, on January 13, 2019, the Company and Mr. Lance entered into a consulting agreement, pursuant to which Mr. Lance will be available to provide consulting services to the Company upon request for 12 months, with the option of a one year renewal.  In exchange for his consulting services, Mr. Lance will receive a consulting fee of $100,000.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  January 14, 2019

Maxar Technologies Inc.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Senior Vice President, Chief Legal Officer, General Counsel and Corporate Secretary